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                                                                    Exhibit 99.1


Contact: Betty Feezor                                      For Immediate Release
         404-728-2363                                      ---------------------


                             NDCHEALTH ANNOUNCES NEW
                         INDEPENDENT PUBLIC ACCOUNTANTS

     ATLANTA, April 12, 2002 --- NDCHealth Corporation (NYSE: NDC) announced today that its Board of Directors has appointed Ernst & Young LLP as the Company's independent public accountants. This appointment is based on a recommendation by the Board's Audit Committee following a thorough evaluation process. Prior to the selection of Ernst & Young, Arthur Andersen LLP had served as NDCHealth's independent accountants.

          During NDCHealth's two most recent fiscal years and through April 12, 2002, NDCHealth did not consult Ernst and Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on NDCHealth's consolidated financial statements, or any other matters or reportable events listed in applicable regulations of the Securities and Exchange Commission.

          Chief Executive Officer Walter Hoff said, "We look forward to working with the team at Ernst & Young in their new role as our independent accountants."

          NDCHealth is a leading provider of health information services that add value to pharmacy, hospital, physician, pharmaceutical and payer businesses.

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